3: Statement of Policy on Security Transactions

Exhibit (p)(2)

Statement of Policy on Security Transactions

and

Code of Ethics

-----

KN Asset Management, Inc.

and

The Ehrenkrantz Trust

INTRODUCTION

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LEGAL REQUIREMENTS. In accordance with the requirements of the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940 and the Insider Trading and Securities Fraud Enforcement Act of 1988, KN Asset Management, Inc. ("KN") and The Ehrenkrantz Trust (the "Fund") have adopted this Code of Ethics and Statement of Policy in Securities Transactions ("Statement").

KN FIDUCIARY POSITION. As an investment advisor KN is in a fiduciary position which requires it to act with an eye only to the benefit of its clients, avoiding those situations which might place, or even appear to place, the interests of KN or its officers, directors and employees in conflict with the interests of its clients.

PURPOSE OF STATEMENT. This statement was developed to help guide KN's employees and the independent directors of the Fund in the conduct of their personal investments and to:

1. eliminate the possibility of a transaction occurring that the Securities and Exchange Commission or other regulatory bodies would view as illegal, such as FRONT RUNNING (see definition below);

2. avoid situations where it might appear that KN or the Fund or any of their officers, directors or employees had personally benefited at the expense of the Fund or Fund shareholders or taken inappropriate advantage of their fiduciary positions; and

3. prevent, as well as detect, the misuse of material, non-public information.

FRONT RUNNING. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment advisor or mutual fund in anticipation of and prior to the advisor effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by Client.

INSIDER TRADING. Insider Trading is illegal. As an essential part of your work, you may have access to material nonpublic information. Those who possess such information hold a special

Court and SEC administrative decisions interpreting the anti-fraud provisions of the federal securities laws generally make it unlawful for any person to trade securities for themselves or their clients while in possession of material nonpublic information or selectively to disclose such information to others who may trade. Violation of these provisions may result in civil and criminal penalties, including fines and jail sentences, as well as dismissal by the company. Although there are exceptions to these prohibitions, these exceptions are limited.

"Nonpublic" information is any information that has not been disclosed generally to the marketplace. Information received about the company that is not yet in general circulation should be considered nonpublic. Similarly, information received about another company in circumstances indicating that it is not yet in general circulation should be considered nonpublic. As a general rule, one should be able to point to some fact to show that the information is widely available; for example, its publication in The Wall Street Journal or in other major news publications. Even after a company has released information to the press and the information has been reported, at least 24 hours must be allowed for the general marketplace to learn of and evaluate that information before you trade in that company's securities.

"Material" information is any information about a company or the market for the company's securities that is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade. Information that affects the price of the company's securities is likely to be deemed material.

While it is not possible to identify in advance all information that will be deemed to be material, some illustrations of such information would include earnings, dividend actions, mergers and acquisitions, major discoveries, major new products, significant advances in research, major personnel changes, labor negotiations, price changes or major marketing changes, government investigations, or significant litigation.

Material nonpublic information might be inadvertently disclosed to you by a company director, officer or employee. It also might be disclosed to you by persons with business relationships with the company, such as its investment banker. In such a case, you should immediately report the facts to the legal department for a decision regarding appropriate steps.

In addition, whenever you receive information about a company, you should refrain from trading while in possession of that information unless you first determine that the information is either public, non-material, or both. You should also refrain from disclosing the information to others, such as family, relatives, business, or social acquaintances, who do not need to know it for legitimate business reasons. If you have any questions at all as to whether the information is material and nonpublic, you must resolve the question or questions before trading, recommending trading, or divulging the information. If any doubt at all remains, you should consult the general counsel.

If there is any unresolved question in your mind as to the applicability or interpretation of these standards or the propriety of any trading or disclosure, the issue should be discussed with the general counsel prior to trading or disclosure of the information.

I. APPLICABILITY

A. THE CODE APPLIES TO EACH OF THE FOLLOWING:

1. THE FUND AND KN.

2. ANY OFFICER, DIRECTOR OR EMPLOYEE OF KN AND THE FUND WHOSE JOBS REGULARLY INVOLVES HIM IN THE INVESTMENT PROCESS. THIS INCLUDES THE FORMULATION AND MAKING OF INVESTMENT RECOMMENDATIONS AND DECISIONS, THE PURCHASE AND SALE OF SECURITIES, AND THE UTILIZATION OF INFORMATION ABOUT INVESTMENT RECOMMENDATIONS, DECISIONS AND TRADES.

3. WITH RESPECT TO KN AND THE FUND, ANY NATURAL PERSON WHO CONTROLS THEM AND WHO OBTAINS INFORMATION REGARDING THEIR INVESTMENT RECOMMENDATIONS OR DECISIONS. HOWEVER, A PERSON WHOSE CONTROL ARISES ONLY AS A RESULT OF HIS OFFICIAL POSITION WITH SUCH ENTITY IS EXCLUDED. DISINTERESTED DIRECTORS OF THE FUND, FOR EXAMPLE, ARE EXCLUDED FROM COVERAGE UNDER THIS ITEM.

4. WITH RESPECT TO KN AND THE FUND, ANY DIRECTOR, OFFICER, GENERAL PARTNER OR PERSON PERFORMING A SIMILAR FUNCTION. DISINTERESTED DIRECTORS OF THE FUND ARE INCLUDED IN COVERAGE UNDER THIS ITEM.

B. DEFINITIONS

1. ACCESS PERSONS. THE ENTITIES AND THE PERSONS DESCRIBED IN ITEMS (A)2 AND (A)3 ABOVE.

2. ACCESS PERSON ACCOUNT. INCLUDES ALL ADVISORY, BROKERAGE, TRUST OR OTHER ACCOUNTS OR FORMS OF DIRECT BENEFICIAL OWNERSHIP IN WHICH ONE OR MORE ACCESS PERSONS AND/OR ONE OR MORE MEMBERS OF AN ACCESS PERSON'S IMMEDIATE FAMILY HAVE A SUBSTANTIAL PROPORTIONATE ECONOMIC INTEREST. IMMEDIATE FAMILY INCLUDES AN ACCESS PERSON'S SPOUSE AND MINOR CHILDREN LIVING WITH THE ACCESS PERSON. A SUBSTANTIAL PROPORTIONATE ECONOMIC INTEREST WILL GENERALLY BE 10% OF THE EQUITY IN THE ACCOUNT IN THE CASE OF ANY SINGLE ACCESS PERSON AND 25% OF THE EQUITY IN THE ACCOUNT IN THE CASE OF ALL ACCESS PERSONS IN THE AGGREGATE, WHICHEVER IS FIRST APPLICABLE. INVESTMENT PARTNERSHIPS AND SIMILAR INDIRECT MEANS OF OWNERSHIP OTHER THAN REGISTERED OPEN-END INVESTMENT COMPANIES ARE ALSO TREATED AS ACCOUNTS.

As an exception, accounts in which one or more Access Persons and/or their immediate family have a substantial proportionate interest which are maintained with persons who have no affiliation with the Companies and with respect to which no Access Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process are not Access Person Accounts.

3. ENTITIES. KN AND THE FUND.

4. COMPLIANCE OFFICER. THE PERSONS DESIGNATED AS THE COMPLIANCE OFFICER.

5. COVERED PERSONS. KN, THE FUND AND ACCESS PERSONS.

6. PORTFOLIO MANAGER. ACCESS PERSONS WHO ARE PRINCIPALLY RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO THE FUND.

7. SECURITY. ANY FINANCIAL INSTRUMENT TREATED AS A SECURITY FOR INVESTMENT PURPOSES AND ANY RELATED INSTRUMENT SUCH AS FUTURES, FORWARD OR SWAP CONTRACTS ENTERED INTO WITH RESPECT TO ONE OR MORE SECURITIES, A BASKET OF OR AN INDEX OF SECURITIES OR COMPONENTS OF SECURITIES. HOWEVER, THE TERM SECURITY DOES NOT INCLUDE SECURITIES ISSUED BY THE GOVERNMENT OF THE UNITED STATES, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER AND HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, INCLUDING REPURCHASE AGREEMENTS, OR SHARES OF REGISTERED OPEN-END INVESTMENT COMPANIES.

II. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

A. BASIC RESTRICTION ON INVESTING ACTIVITIES

If a purchase or sale order is pending or under active consideration for the Fund, neither the same Security nor any related Security (such as an option, warrant or convertible security) may be bought or sold for any Access Person Account.

No Security or related Security may be acquired in an initial public offering for any Access Person Account.

B. BLACKOUT PERIOD

No Security or related Security may be bought or sold for the account of any Portfolio Manager during the period commencing seven (7) days prior to and ending seven (7) calendar days after the purchase or sale (or entry of an order for the purchase or sale) of that Security or any related Security for the account of the Fund unless the Fund receives at least as good a price as the account of the Portfolio Manager and the Compliance Officer determines under the circumstances that the Fund has not been adversely affected (including with respect to the amount of such Security able to be bought by the Fund) by the transaction for the account of the Portfolio Manager.

C. SHORT-TERM TRADING

No Security or related Security may, within a 60 day period, be bought or sold or sold and bought at a profit for any Access Person Account if the Security or related Security was held at any time during that period by the Fund.

D. EXEMPT TRANSACTIONS

Participation on an ongoing basis in an issuer's dividend reinvestment or stock purchase plan, participation in any transaction over which no Access Person had any direct or indirect influence or control and involuntary transactions (such as mergers, inheritances, gifts, etc.) are exempt from the restrictions set forth in paragraphs (A) and (C) above without case by case preclearance under paragraph (G) below.

E. PERMITTED EXCEPTIONS

Purchases and sales of the following Securities for Access Person Accounts are exempt from the restrictions set forth in paragraphs A, C and D above if such purchases and sales comply with the pre-clearance requirements of paragraph (G) below:

1. NON-CONVERTIBLE FIXED INCOME SECURITIES RATED AT LEAST "A";

2. EQUITY SECURITIES OF A CLASS HAVING A MARKET CAPITALIZATION IN EXCESS OF $1 BILLION;

3. EQUITY SECURITIES OF A CLASS HAVING A MARKET CAPITALIZATION IN EXCESS OF $500 MILLION IF THE TRANSACTION IN QUESTION AND THE AGGREGATE AMOUNT OF SUCH SECURITIES AND ANY RELATED SECURITIES PURCHASED AND SOLD FOR THE ACCESS PERSON ACCOUNT IN QUESTION DURING THE PRECEDING 60 DAYS DOES NOT EXCEED 100 SHARES;

4. MUNICIPAL SECURITIES; AND

5. SECURITIES TRANSACTIONS EFFECTED FOR FEDERAL, STATE OR LOCAL INCOME TAX PURPOSES THAT ARE IDENTIFIED TO THE COMPLIANCE OFFICER AT THE TIME AS BEING EFFECTED FOR SUCH PURPOSES.

In addition, the exercise of rights that were received pro rata with other security holders is exempt if the pre-clearance procedures are satisfied.

F. PRE-CLEARANCE OF CERTAIN PERSONAL SECURITIES TRANSACTIONS

No Security or related Security may be acquired in an initial public offering for any access person account unless pre-cleared pursuant to Section H.

G. PRIVATE PLACEMENTS

The General Counsel will not approve purchases or sale of Securities that are not publicly traded, unless the Access Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of the Fund ) and the general counsel concludes, that the Fund would have no foreseeable interest in investing in such Security or any related Security for the account of the Fund.

H. PRE-CLEARANCE PROCESS

1. NO SECURITIES RELATING TO AN IPO OR PRIVATE PLACEMENT MAY BE PURCHASED OR SOLD FOR ANY ACCESS PERSON ACCOUNT UNLESS THE PARTICULAR TRANSACTION HAS BEEN APPROVED IN WRITING BY THE GENERAL COUNSEL.

2. A TRADING APPROVAL FORM, ATTACHED AS EXHIBIT A, MUST BE COMPLETED AND SUBMITTED TO THE GENERAL COUNSEL FOR APPROVAL PRIOR TO ENTRY OF AN ORDER.

3. AFTER REVIEWING THE PROPOSED TRADE, THE LEVEL OF POTENTIAL INVESTMENT INTEREST ON BEHALF OF THE FUND IN THE SECURITY IN QUESTION, THE GENERAL COUNSEL SHALL APPROVE (OR DISAPPROVE) A TRADING ORDER ON BEHALF OF AN ACCESS PERSON AS EXPEDITIOUSLY AS POSSIBLE.

4. THE GENERAL COUNSEL SHALL REVIEW ALL TRADING APPROVAL FORMS, ALL INITIAL, QUARTERLY AND ANNUAL DISCLOSURE CERTIFICATIONS AND THE TRADING ACTIVITIES ON BEHALF OF THE FUND WITH A VIEW TO ENSURING THAT ALL COVERED PERSONS ARE COMPLYING WITH THE SPIRIT AS WELL AS THE DETAILED REQUIREMENTS OF THIS CODE.

III. OTHER INVESTMENT-RELATED RESTRICTIONS

A. GIFTS

No Access Person shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of the Fund.

B. SERVICE AS A DIRECTOR

No Access Person shall commence service on the Board of Directors of a publicly traded company or any company in which the Fund has an interest without prior authorization from the General Counsel based upon a determination that the Board service would not be inconsistent with the interests of the Fund.

IV. REPORTS AND ADDITIONAL COMPLIANCE PROCEDURES

A. EVERY COVERED PERSON MUST SUBMIT A REPORT (A FORM OF WHICH IS APPENDED AS EXHIBIT C) CONTAINING THE INFORMATION SET FORTH IN PARAGRAPH (B) BELOW WITH RESPECT TO TRANSACTIONS IN ANY SECURITY IN WHICH SUCH COVERED PERSON HAS OR BY REASON OF SUCH TRANSACTION ACQUIRES, ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP (AS DEFINED IN EXHIBIT D) IN THE SECURITY, AND WITH RESPECT TO ANY ACCOUNT ESTABLISHED BY THE COVERED PERSON IN WHICH ANY SECURITIES WERE HELD FOR THE DIRECT OR INDIRECT BENEFIT OF THE COVERED PERSON; PROVIDED, HOWEVER, THAT:

1. A COVERED PERSON WHO IS REQUIRED TO MAKE REPORTS ONLY BECAUSE HE IS A DIRECTOR OF THE FUND AND WHO IS A "DISINTERESTED" DIRECTOR THEREOF NEED NOT MAKE A REPORT WITH RESPECT TO ANY TRANSACTIONS OTHER THAN THOSE WHERE HE KNEW OR SHOULD HAVE KNOWN IN THE COURSE OF HIS DUTIES AS A DIRECTOR THAT THE FUND OF WHICH HE IS A DIRECTOR HAS MADE OR MAKES A PURCHASE OR SALE OF THE SAME OR A RELATED SECURITY WITH 15 DAYS BEFORE OR AFTER THE PURCHASE OR SALE OF SUCH SECURITY OR RELATED SECURITY BY SUCH DIRECTOR.

2. A COVERED PERSON NEED NOT MAKE A REPORT WITH RESPECT TO ANY TRANSACTION EFFECTED FOR, AND SECURITIES HELD IN, ANY ACCOUNT OVER WHICH SUCH PERSON DOES NOT HAVE ANY DIRECT OR INDIRECT INFLUENCE OR CONTROL; AND

3. A COVERED PERSON WILL BE DEEMED TO HAVE COMPLIED WITH THE REQUIREMENTS OF THIS ARTICLE IV INSOFAR AS THE GENERAL COUNSEL RECEIVES IN A TIMELY FASHION DUPLICATE QUARTERLY BROKERAGE STATEMENTS OR TRANSACTION CONFIRMATIONS ON WHICH ALL TRANSACTIONS REQUIRED TO BE REPORTED HEREUNDER ARE DESCRIBED.

B. A COVERED PERSON MUST SUBMIT THE REPORT REQUIRED BY THIS ARTICLE TO THE GENERAL COUNSEL NO LATER THAN 10 DAYS AFTER THE END OF THE CALENDAR QUARTER IN WHICH THE TRANSACTION OR ACCOUNT TO WHICH THE REPORT RELATES WAS EFFECTED OR ESTABLISHED, AND THE REPORT MUST CONTAIN THE DATE THAT THE REPORT IS SUBMITTED.

1. This report must contain the following information with respect to transactions:

a. THE DATE OF THE TRANSACTION, THE TITLE AND NUMBER OF SHARES AND THE PRINCIPAL AMOUNT OF EACH SECURITY INVOLVED;

b. The nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

c. The price at which the transaction was effected; and

d. The name of the broker, dealer or bank with or through whom the transaction was effected.

2. This report must contain the following information with respect to accounts established:

a. THE NAME OF THE BROKER, DEALER OR BANK WITH WHOM THE ACCOUNT WAS ESTABLISHED; AND

b. The date the account was established.

C. ANY REPORT SUBMITTED TO COMPLY WITH THE REQUIREMENTS OF THIS ARTICLE IV MAY CONTAIN A STATEMENT THAT THE REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION BY THE PERSON MAKING SUCH REPORT THAT HE HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITY TO WHICH THE REPORT RELATES. A PERSON NEED NOT MAKE ANY REPORT UNDER THIS ARTICLE IV WITH RESPECT TO TRANSACTIONS EFFECTED FOR, AND SECURITIES HELD IN, ANY ACCOUNT OVER WHICH THE PERSON HAS NO DIRECT OR INDIRECT INFLUENCE OR CONTROL.

D. NO LATER THAN 10 DAYS AFTER BEGINNING EMPLOYMENT WITH KN OR THE FUND OR OTHERWISE BECOMING A COVERED PERSON, EACH COVERED PERSON (EXCEPT FOR A "DISINTERESTED" DIRECTOR OF THE FUND WHO IS REQUIRED TO SUBMIT REPORTS SOLELY BY REASON OF BEING SUCH A DIRECTOR) MUST SUBMIT A

REPORT CONTAINING THE FOLLOWING INFORMATION:

1. THE TITLE, NUMBER OF SHARES AND PRINCIPAL AMOUNT OF EACH SECURITY IN WHICH THE COVERED PERSON HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP WHEN THE PERSON BECAME A COVERED PERSON;

2. The name of any broker, dealer or bank with whom the Covered Person maintained an account in which any Securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

3. The date the report is submitted.

The form of such report is attached as Exhibit E.

E. ANNUALLY EACH COVERED PERSON MUST CERTIFY THAT HE HAS READ AND UNDERSTOOD THE CODE AND RECOGNIZES THAT HE IS SUBJECT TO SUCH CODE. IN ADDITION, ANNUALLY EACH COVERED PERSON MUST CERTIFY THAT HE HAS DISCLOSED OR REPORTED ALL PERSONAL SECURITIES TRANSACTIONS REQUIRED TO BE DISCLOSED OR REPORTED UNDER THE CODE AND THAT HE IS NOT SUBJECT TO ANY REGULATORY DISABILITY DESCRIBED IN THE ANNUAL CERTIFICATION FORM. FURTHERMORE, EACH COVERED PERSON (EXCEPT FOR A "DISINTERESTED" DIRECTOR OF THE FUND WHO IS REQUIRED TO SUBMIT REPORTS SOLELY BY REASON OF BEING SUCH A DIRECTOR) ANNUALLY MUST SUBMIT A REPORT CONTAINING THE FOLLOWING INFORMATION (WHICH INFORMATION MUST BE CURRENT AS OF A DATE NO MORE THAN 30 DAYS BEFORE THE REPORT IS SUBMITTED):

1. The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership;

2. THE NAME OF ANY BROKER, DEALER OR BANK WITH WHOM THE COVERED PERSON MAINTAINS AN ACCOUNT IN WHICH ANY SECURITIES ARE HELD FOR THE DIRECT OR INDIRECT BENEFIT OF THE COVERED PERSON; AND

3. The date that the report is submitted.

THE FORM OF SUCH CERTIFICATION AND REPORT IS ATTACHED AS EXHIBIT F.

F. AT LEAST ANNUALLY (OR QUARTERLY IN THE CASE OF ITEMS 4 AND 5 BELOW),

KN SHALL, TOGETHER WITH THE FUND, FURNISH A WRITTEN REPORT TO THE BOARD OF DIRECTORS OF THE FUND THAT:

1. Describes any issues arising under the Code since the last report.

2. CERTIFIES THAT KN HAS DEVELOPED PROCEDURES CONCERNING COVERED PERSONS' PERSONAL TRADING ACTIVITIES AND REPORTING REQUIREMENTS RELEVANT TO THE FUND THAT ARE REASONABLY NECESSARY TO PREVENT VIOLATIONS OF THE CODE;

3. RECOMMENDS CHANGES, IF ANY, TO THE FUND'S OR KN's CODES OF

ETHICS OR PROCEDURES;

4. PROVIDES A SUMMARY OF ANY MATERIAL OR SUBSTANTIVE VIOLATIONS OF THIS CODE BY COVERED PERSONS WITH RESPECT TO THE FUND WHICH OCCURRED DURING THE PAST QUARTER AND THE NATURE OF ANY REMEDIAL ACTION TAKEN; AND

5. DESCRIBES ANY MATERIAL OR SIGNIFICANT EXCEPTIONS TO ANY PROVISIONS OF THIS CODE OF ETHICS AS DETERMINED UNDER ARTICLE VI BELOW.

G. THE GENERAL COUNSEL SHALL NOTIFY EACH EMPLOYEE OF ANY OF THE COMPANIES OR AFFILIATES AS TO WHETHER SUCH PERSON IS CONSIDERED TO BE AN ACCESS PERSON OR COVERED PERSON AND SHALL NOTIFY EACH OTHER PERSON THAT IS CONSIDERED TO BE AN ACCESS PERSON OR COVERED PERSON.

V. Sanctions

Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Directors of the Fund or KN, whichever is most appropriate under the circumstances, may impose on that person whatever sanctions the Board deems appropriate, including, among other things, disgorgement of profit, censure, suspension or termination of employment. Material violations of requirements of this Code by employees of Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Directors of KN or the Fund, as applicable.

VI. Preservation of Documents

This Code, a copy of each report by a Covered Person, any written report made hereunder by KN or the General Counsel, lists of all persons required to make reports, a list of any exceptions, and the reasons therefor, with respect to Article II.B, and any records under Article II.G with respect to purchases pursuant to Article II.H above, shall be preserved with the records of KN and the Fund for the period required by Rule 17j-1.

VII. Other Laws, Rules and Statements of Policy

Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by KN or the Fund.

VIII. Further Information

If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities transaction or transactions, he should consult the General Counsel.

Date: October 15, 2003

EXHIBIT A

PRE-CLEARANCE TRADING APPROVAL FORM

I, _______________(name) am an Access Person or authorized officer thereof and seek pre-clearance to engage in the transaction described below for the benefit of myself or another Access Person:

Acquisition or Disposition (circle one)

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Name of Account:

Account Number:________________________

Date of Request:_______________________

Security:______________________________

Amount or # of Shares:_________________

Broker:________________________________

If the transaction involves a Security that is not publicly traded, a description of proposed transaction, source of investment opportunity and any potential conflicts of interest:

I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of the Fund.

Signature:_________________________ Print Name:_________________________

Approved or Disapproved (Circle One)

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Date of Approval:___________________

Signature:__________________________ Print Name:________________________

EXHIBIT C

Transaction Report

Report submitted by:______________________ Print Name:___________________

This transaction report (the "Report") is submitted pursuant to Section IV (B) of the Code of Ethics of KN and the Fund and supplies information with respect to transactions in any Security in which you may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest, and with respect to accounts established by you in which any Securities were held for you direct or indirect benefit, for the period specified below. If you were not employed by or affiliated with us during this entire period, amend the dates specified below to cover you period of employment or affiliation.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable transactions or new accounts, sign and return this page only. If you have reportable transactions or new accounts, complete, sign and return Page 2 and any attachments.

I HAD NO REPORTABLE SECURITIES OR ACCOUNTS ESTABLISHED DURING THE PERIOD

______________________ THROUGH_________________. I CERTIFY THAT I AM

FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature___________________________

Position____________________________

Date________________________________

        Exhibit C

TRANSACTION REPORT

Report submitted by:________________________ Print Name__________________

The following tables supply the information required by Section IV (B) of the Code of Ethics for the period specified below. Transactions reported on brokerage statements or duplicate confirmations actually received by the General Counsel do not have to be listed although it is your responsibility to make sure that such statements or confirmations are complete and have been received in a timely fashion.

TRANSACTIONS

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

Whether Purchase, Name of Broker/ Price per

Sale, Short Sale Dealer with or Share or

or Other Type of Through Whom Trans- Quantity of Other

Securities (Name Date of Disposition or action was effected Securities Unit and Symbol) Transaction Acquisition

---------------- ----------- ----------------- ------------------- ---------- ---------

NEW ACCOUNTS ESTABLISHED

____________________________________________________________________________

Name of Broker, Dealer or Bank Account Number Date Account Established

------------------------------ -------------- -----------------------

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE

BEST OF MY KNOWLEDGE, THE INFORMATION IN THIS REPORT IS TRUE AND CORRECT FOR

THE PERIOD OF ___________________ THROUGH _____________________.

Signature ___________________________

Position ____________________________

Date ________________________________



EXHIBIT D

BENEFICIAL OWNERSHIP

For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held be a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale of voting of such securities, and securities owned by any corporation or similar entity in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity's portfolio.

Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

Securities held in the name of another should be considered as beneficially owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that, although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

EXHIBIT E

INITIAL HOLDINGS REPORT

Report submitted by: ______________________ Print Name__________________

This initial holdings report (the "Report") is submitted pursuant to Section IV (D) of the Code of Ethics of the Companies and supplies information with respect to any Security in which you may be deemed to have any direct or indirect beneficial ownership interest and any accounts established by you in which any Securities were held for your direct or indirect benefit, as of the date you became subject to the Code of Ethics.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable Securities or accounts, sign and return this page only. If you have reportable Securities or accounts, complete, sign and return Page 2 and any attachments.

I HAVE NO REPORTABLE SECURITIES OR ACCOUNTS AS OF _______________. I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature ___________________________

Position ____________________________

Date ________________________________

Exhibit E

INITIAL HOLDINGS REPORT

Report submitted by:__________________________ Print Name_______________

The following tables supply the information required by Section IV (D) of the Code of Ethics as of the date you became subject to the Code.

SECURITIES HOLDINGS

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Name of Broker/Dealer Nature of

Securities (Name Quantity Where Securities Ownership of

and Symbol) of Securities Are Held Securities

---------------------- ---------------- ----------------------------- -----------------

ACCOUNTS

---------------------------------------------------------------------------------

Name of Broker, Dealer or Bank Account Number

------------------------------------------ ---------------------

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE

BEST OF KNOWLEDGE, THE INFORMATION IN THIS REPORT IS TRUE AND CORRECT AS OF ________________________.

Signature_____________________________

Position______________________________

Date__________________________________

EXHIBIT F

ANNUAL CERTIFICATION OF CODE OF ETHICS

A. I (A COVERED PERSON) HEREBY CERTIFY THAT I HAVE READ AND UNDERSTOOD THE CODE OF ETHICS, AND RECOGNIZE THAT I AM SUBJECT TO ITS PROVISIONS. IN ADDITION, I HEREBY CERTIFY THAT I HAVE DISCLOSED OR REPORTED ALL PERSONAL SECURITIES TRANSACTIONS REQUIRED TO BE DISCLOSED OR REPORTED UNDER THE CODE OF ETHICS;

B. WITHIN THE LAST TEN YEARS THERE HAVE BEEN NO COMPLAINTS OR DISCIPLINARY ACTIONS FILED AGAINST ME BY ANY REGULATED SECURITIES OR COMMODITIES EXCHANGE, ANY SELF-REGULATORY SECURITIES OR COMMODITIES ORGANIZATION, ANY ATTORNEY GENERAL, OR ANY GOVERNMENTAL OFFICE OR AGENCY REGULATING INSURANCE, SECURITIES, COMMODITIES OR FINANCIAL TRANSACTIONS IN THE UNITED STATES, IN ANY STATE OF THE UNITED STATES, OR IN ANY OTHER COUNTRY;

C. I HAVE NOT WITHIN THE LAST TEN YEARS BEEN CONVICTED OF OR ACKNOWLEDGED COMMISSION OF ANY FELONY OR MISDEMEANOR ARISING OUT OF MY CONDUCT AS AN EMPLOYEE, SALESPERSON, OFFICER, DIRECTOR, INSURANCE AGENT, BROKER, DEALER, UNDERWRITER, INVESTMENT MANAGER OR INVESTMENT ADVISOR; AND

D. I HAVE NOT BEEN DENIED PERMISSION OR OTHERWISE ENJOINED BY ORDER,

JUDGMENT OR DECREE OF ANY COURT OF COMPETENT JURISDICTION, REGULATED SECURITIES OR COMMODITIES EXCHANGE, SELF-REGULATORY SECURITIES OR COMMODITIES ORGANIZATION OR OTHER FEDERAL OR STATE REGULATORY AUTHORITY FROM ACTING AS AN INVESTMENT ADVISOR, SECURITIES OR COMMODITIES BROKER OR DEALER, COMMODITY POOL OPERATOR OR TRADING ADVISOR OR AS AN AFFILIATED PERSON OR EMPLOYEE OF ANY INVESTMENT COMPANY, BANK, INSURANCE COMPANY OR

ENGAGING IN OR CONTINUING ANY CONDUCT OR PRACTICE IN CONNECTION WITH ANY SUCH ACTIVITY OR THE PURCHASE OR SALE OF ANY SECURITY.

E. Unless I am exempt from filing an Annual Holdings Report (as a "disinterested" director of the Fund), I have attached a completed Annual Holdings Report which is accurate as of a date no more than 30 days ago.

Signature_________________________

Position__________________________

Date_____________________________

Exhibit F

ANNUAL HOLDINGS REPORT

Report submitted by:______________________ Print Name____________________

The following tables supply the information required by Section IV (E) of the Code of Ethics as of a date no more than 30 days before this report is submitted. If you have no reportable Securities holdings or accounts, write "None" in the space provided.

SECURITIES HOLDINGS

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Name of Broker/Dealer Nature of

Securities (Name Quantity of Where Securities Ownership of

and Symbol) Securities Are Held Securities

---------------------- ---------------- ------------------------------ ------------------

ACCOUNTS

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Name of Broker, Dealer or Bank Account Number

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Signature_________________________

Position__________________________

Date_____________________________